ITEM 77Q1

MFS Mid Cap Value Fund, a series of MFS Series Trust IX changed its name to the MFS Emerging Opportunities Fund on August 28, 2000. The Amendment to the Declaration of Trust was filed with the Securities Exchange Commission via EDGAR on August 28, 2000 as part of Post-Effective Amendment No. 40 (File Nos. 2-50409 and 811-2464) and is incorporated herein by reference.